                                                                  Exhibit 99.1


CONTACTS:

AT THE COMPANY                           AT THE GARY PLAYER GROUP
--------------                           ------------------------
Carl Casareto, Executive Vice President  Marc B. Player, Chief Executive Officer
Gary Player Direct, Inc.                 Palm Beach Gardens, FL  33410
San Luis Obispo, CA  93401               561-624-0301 (Ext. 102)
805-783-1011


FOR IMMEDIATE RELEASE
---------------------
OCTOBER 19, 1999


                    GARY PLAYER DIRECT IMPLEMENTS MANAGEMENT
                   SUCCESSION PLAN; MARC PLAYER, GALLAGHER AND
                           CAMPBELL APPOINTED TO BOARD

         San Luis Obispo, California (P.R. NEWSWIRE) - October 19, 1999 --- Gary Player Direct, Inc. (OTCBB: GPLYE), Tuesday announced that the Company had entered into a Succession Plan and Agreement effective on October 14, 1999 pursuant to which Marc B. Player and Pamela J. Campbell, both affiliated with The Gary Player Group of Palm Beach Gardens, Florida, have been appointed to the Board of Directors of Gary Player Direct, Inc. and will hold two of three positions on the Board of Directors. Thomas P. Gallagher, of Princeton, New Jersey, was named Chairman of the Board.

         In connection with these developments, Mr. A.J. Cervantes resigned from his positions as Chairman, President and Chief Executive Officer. Mr. Robert J. Friedland also resigned from his membership on the Board of Directors. The Company also announced that Carl L. Casareto has been appointed to the positions of Executive Vice President and Treasurer. Mr. Casareto has assumed day-to-day responsibilities for the Company. The Company stated that it believes that it will name a permanent Chief Executive Officer within the next sixty to ninety days.

         Commenting on today's developments, Gary Player stated that, "I am very enthusiastic about our new management team and I believe that they bring the talent, experience and reputation that can make Gary Player Direct one of the premium Internet-driven golf companies in the world." Also, in connection with today's announcements, the Company confirmed its intention to close on the acquisition of the assets of the Gary Player Golf Equipment division of The Gary Player Group ("GPG"). The Company believes that completing the acquisition will allow it to market and sell an expanded array of golf equipment and accessories worldwide. The assets of the golf equipment operations of GPG include principally two licenses which together would give the Company the perpetual, worldwide, exclusive right to use the name and likeness of Gary Player, the professional golfer, and ancillary marks, including Black Knight(tm) and the Gary Player logo, in connection with the manufacture, marketing and distribution of golf clubs, accessories and apparel for an annual license fee and a royalty based on net receipts. As part of this acquisition, the Company will also acquire existing sub-licenses based on the Player licenses, certain inventory and accounts receivable.

         In commenting on his appointment today, Marc Player stated, "I am pleased to be part of the new team at Gary Player Direct. I believe this new team can provide the leadership necessary to overcome historic operating difficulties and build on the solid base of premium Gary Player products that the Company has developed. I intend to become very involved in the operations of the Company as we restructure the debt of the Company and integrate Gary Player Direct with the golf equipment division of The Gary Player Group. There are a number of projects that I intend to focus on including reviewing a number of potential acquisitions. We are committed to making Gary Player Direct a viable enterprise that brings exciting products to market and returns value to our shareholders. The next six months are critical for the Company and we sincerely need and appreciate the continued support of our suppliers, customers and shareholders. I am confident if we keep our focus on our customers we can capitalize on the reputation and achievements of Gary Player Worldwide."

         Cervantes noted that "The Player Group brings to the Company significant experience and resources which can support the completion of the Company's reorganization and e-commerce strategy and ultimately shareholder value."

         Marc Player has served as a Chief Executive Officer and a Director of The Gary Player Group, Inc., a company that manages a number of businesses including the Gary Player Golf Equipment Division, Gary Player Golf Academies, Gary Player Enterprises, a licensing and endorsement company of The Gary Player Group for non-golf related matters, and Gary Player Design, which has designed over 150 internationally acclaimed golf courses worldwide. Mr. Player has also served as President of Sports International, a company he formed in 1986. Sports International served as the exclusive representative in South Africa of International Management Group, one of the foremost sports management firms in the world. Sports International was acquired by International Management Group in 1991. Pamela J. Campbell is currently the Controller of The Gary Player Group, a position she has held since 1985. She has also assisted in all aspects of the administration of The Gary Player Group as well as Sports International.

         Thomas P. Gallagher, together with several individuals invested $1.0 million in the Company in May of 1998. Mr. Gallagher is a partner in the law firm of Gallagher, Briody & Butler in Princeton, New Jersey, recently appointed as the Company's corporate counsel, and concentrates in securities and general corporate law including mergers and acquisitions. Mr. Gallagher is a member of the Board of Directors of Angel Productions, Inc., a privately-held entertainment production enterprise that produces programming for cable, broadcast and internet television and theatrical productions. Mr. Gallagher advises numerous ventures in the sports management, casino gaming and telecommunications field and also advises a number of E-commerce start-ups.

         Mr. Casareto, in commenting on his appointments today as Executive Vice President and Treasurer stated that, "While I recognize that the Company has serious financial difficulties facing it, I am gratified by the support that Gary Player and Marc Player have shown to the Company especially Marc's decision to join the Board of Directors of the Company and take a more active role. Mr. Casareto further commented that, "During the next 30 to 60 days I intend to focus on several major concerns regarding the Company's operations, including satisfaction of in excess of $1.0 million in tax obligations and in excess of $1.0 million in customer refunds as well as settling significant pending litigation matters that have arisen as a result of the Company's working capital deficit. We are going to work to cure existing defaults in our licenses with The Gary Player Group and conclude the acquisition of the assets of the golf equipment operations of The Gary Player Group as soon as financing is available and we can correct our operational difficulties. We also intend to work closely with our credit card processing company over the next several weeks in order to resolve outstanding obligations with them."

         The Company also reiterated its goal of resolving certain quality and customer issues that have arisen as a result of the Company's continuing working capital deficit. The Company has also reported that Mr. Casareto will oversee the preparation and filing of all past due SEC reports so that the Company can come into compliance with its reporting requirements. Recently, the NASD notified the Company's market makers that the Company's shares would be delisted from the OTC Bulletin Board on or about October 20, 1999 if the Company was not current in its reporting obligations. The Company also corrected certain information regarding the Company's NASD Bulletin Board listing status that appeared in a recent article in SmartMoney.com. The Company stated that it has not received any extensions from the OTC Bulletin Board to come into compliance with the requirements for continued listing and is obligated to be in compliance by October 20, 1999. The Company also confirmed that it is reviewing all of its financing options in light of the significant payables and overdue obligations in an effort to work with vendors, customers and other creditors to restructure its debt in a manner that will allow the Company to move forward with aggressive marketing and sales efforts. There can be no assurance that the Company will be successful in its efforts to restructure its debt and maintain its customer confidence and resolve the several other matters to be addressed by the new management team.

         Gary Player Direct is an international golf company with the strategic plan of establishing itself as a premier manufacturer and distributor of premium men and women's golf equipment, apparel and accessories principally under the Gary Player brand name through e-commerce, direct response television, direct mail sales and international licensing. These products will also be featured in the coming months on www.garyplayerdirect.com, the Company's new Internet site, which will incorporate full e-commerce capabilities, as well as news, information and golf instruction for golfers of all ages and skills.

         The statements in this press release relating to matters that are not historical are forward-looking statements which involve risks and uncertainties including, without limitation, economic and competitive conditions in the markets served by the Company affecting the demand for the Company's products, product pricing, market acceptance, access to distribution channels, availability of new financing, ability to cure license defaults, ability to timely file past due SEC reports and eliminate the risk of delisting noted above, and other risks detailed from time-to-time in the Company's Securities and Exchange Commission filings and press releases. These risks could cause actual results to differ materially from those anticipated or described herein.


                                      # # #




                                       3